Exhibit 10.5.3
AMENDMENT NUMBER THREE

TO THE

BRIGHTHOUSE SERVICES, LLC AUXILIARY SAVINGS PLAN

The BRIGHTHOUSE SERVICES, LLC AUXILIARY SAVINGS PLAN (the “Plan”) is hereby amended, effective as of January 1, 2019, as follows:

Section 3.6 of the Plan is hereby amended by deleting the first sentence therein and replacing it with the following:

“In the event of the Participant’s death, a single sum, equal to the Participant’s accrued, vested benefit shall be paid to the Participant’s Beneficiary (determined in accordance with §3.7) as soon as reasonably practicable following notification to the Plan Administrator of a Participant’s death, but in no event later than the end of the calendar year following the calendar year of the Participant’s death.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator thereof, on this 12th day of December 2019.

Plan Administrator

/s/ Micah Dowling
____________________________________
Micah Dowling

Witness: /s/ Elise Milito